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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our reports in this Form 10-K of our report dated February 28, 2001 (except with respect to Note 10, as to which the date is March 30, 2001) included in PolyVision Corporation's previously filed Registration Statement on Forms S-3, File Nos. 333-76693 and 333-00559 and Forms S-8, File
Nos. 333-62649, 333-62651 and 333-03877.

Arthur Andersen LLP

Atlanta, Georgia

March 30, 2001